Exhibit 99.1

NEWS RELEASE

Marvell® Technology Group Ltd. Reports

Record Second Quarter Fiscal 2004 Results

Sunnyvale, CA. (August 21, 2003) – Marvell® Technology Group Ltd. (NASDAQ: MRVL), the technology leader in the development of extreme broadband communications and storage solutions, today reported financial results for its second fiscal quarter ended August 2, 2003.

Net revenue for the second quarter of fiscal 2004 was a record $192.9 million, an increase of 61% over net revenue of $119.7 million for the second quarter of fiscal 2003 and a 15% sequential increase from net revenue of $168.3 million for the first quarter of fiscal 2004. Net income under generally accepted accounting principles (GAAP) was $9.4 million, or $0.07 per share (diluted), for the second quarter of fiscal 2004, compared with net loss under GAAP of $9.3 million, or $0.08 per share (diluted), for the second quarter of fiscal 2003.

Net revenue for the six months ended August 2, 2003 was $361.1 million, an increase of 65% over net revenue of $218.5 million for six months ended August 3, 2002. Net income under GAAP was $13.8 million, or $0.10 per share (diluted), for the six months ended August 2, 2003, compared with net loss under GAAP of $40.3 million, or $0.34 per share (diluted), for the six months ended August 3, 2002.

Marvell reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma. Pro forma net income, where applicable, excludes the effect of acquisition-related expenses, amortization of stock-based compensation and charges related to facilities consolidation. Pro forma net income was $30.0 million, or $0.22 per share (diluted), for the second quarter of fiscal 2004, compared with pro forma net income of $14.2 million, or $0.11 per share (diluted), for the second quarter of fiscal 2003. Shares used in computing pro forma net income per share for the second quarter of fiscal 2004 increased to 136.8 million, compared with 129.6 million for the second quarter of fiscal 2003.

Pro forma net income was $54.5 million, or $0.41 per share (diluted), for the six months ended August 2, 2003, compared with pro forma net income of $24.7 million, or $0.19 per share (diluted), for the six months ended August 3, 2002. Shares used in computing pro forma net income per share for the six months ended August 2, 2003 were 133.2 million, compared to 131.0 million for the six months ended August 3, 2002. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. A reconciliation of GAAP net income (loss) to pro forma net income is included in the financial statements portion of this release as well as on our website in the Investors section at www.marvell.com.

Marvell’s management believes the non-GAAP information is useful because it can enhance the understanding of the Company’s ongoing economic performance and Marvell therefore uses pro forma reporting internally to evaluate and manage the Company’s operations. Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the Company analyzes its operating results.

“We are very pleased with our Q2 financial results,” stated Dr. Sehat Sutardja, Marvell’s President and CEO. “Our 15% sequential increase in quarterly revenue continues to be driven by strength in both our data storage and data communications products. Our strong execution has resulted in continued improvement in our profitability and cash flow.”

Marvell will be conducting a conference call today at 1:45 p.m. PDT to discuss its second quarter fiscal 2004 financial results. To listen to the conference call, investors can dial (706) 679-0800 approximately ten minutes prior to the initiation of the teleconference and refer to conference code 2045754. Replay of the conference call will be available until August 28, 2003 at midnight by calling (706) 645-9291. The conference call will also be available via the web at www.marvell.com until August 21, 2004.

About Marvell

Marvell (NASDAQ: MRVL) is the leading global semiconductor provider of complete broadband communications and storage solutions. The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd. (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH. MSI is headquartered in Sunnyvale, Calif., and designs, develops and markets products on behalf of MIL and MAPL. MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on projections and assumptions about our products and our markets. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements. These statements include those relating to sequential increase in our quarterly revenue, strength in both our data storage and data communication products and continued improvement in our profitability and cash flow. Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements. These statements are not guarantees of results and are subject to risks and uncertainties. Some risks and uncertainties that may adversely impact the statements in this release include, but are not limited to, the timing, cost and successful completion of development and volume production, end-customer qualification and adoption, and the timing, pricing, rescheduling, or cancellation of orders. For other factors that could cause Marvell’s results to vary from expectations, please see the sections titled “Additional Factors That May Affect Future Results” in Marvell’s annual report on Form 10-K for the fiscal year ended February 1, 2003 and Marvell’s subsequent reports on Form 10-Q. We undertake no obligation to revise or update publicly any forward-looking statements.

Marvell® and the Marvell logo are trademarks of Marvell. All other trademarks are the property of their respective owners.

Marvell Technology Group Ltd.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended

	August 2,	August 3,	August 2,	August 3,
	2003	2002	2003	2002

Net revenue	$192,854	$119,694	$361,137	$218,494
Cost of goods sold	88,944	56,033	165,057	99,813

Gross profit	103,910	63,661	196,080	118,681
Operating expenses:
Research and development	52,252	33,599	98,891	64,208
Selling and marketing	14,783	12,321	30,246	23,333
General and administrative	4,351	3,523	7,931	7,165
Amortization of stock-based compensation	1,020	2,192	1,678	4,474
Amortization of acquired intangible assets	19,560	21,323	39,008	42,646
Facilities consolidation charge	—	—	—	17,799

Total operating expenses	91,966	72,958	177,754	159,625

Operating income (loss)	11,944	(9,297)	18,326	(40,944)
Interest and other income, net	1,569	1,906	2,880	4,045

Income (loss) before income taxes	13,513	(7,391)	21,206	(36,899)
Provision for income taxes	4,091	1,935	7,427	3,361

Net income (loss)	$9,422	$(9,326)	$13,779	$(40,260)

Basic net income (loss) per share	$0.08	$(0.08)	$0.11	$(0.34)

Diluted net income (loss) per share	$0.07	$(0.08)	$0.10	$(0.34)

Weighted average shares — basic	123,667	118,886	122,502	118,487

Weighted average shares — diluted	136,804	118,886	133,188	118,487

Marvell Technology Group Ltd.
Pro Forma Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended

	August 2,	August 3,	August 2,	August 3,
	2003	2002	2003	2002

Net revenue	$192,854	$119,694	$361,137	$218,494
Cost of goods sold	88,944	56,033	165,057	99,813

Gross profit	103,910	63,661	196,080	118,681
Operating expenses:
Research and development	52,252	33,599	98,891	64,208
Selling and marketing	14,783	12,321	30,246	23,333
General and administrative	4,351	3,523	7,931	7,165

Total operating expenses	71,386	49,443	137,068	94,706

Operating income	32,524	14,218	59,012	23,975
Interest and other income, net	1,569	1,906	2,880	4,045

Income before income taxes	34,093	16,124	61,892	28,020
Provision for income taxes	4,091	1,935	7,427	3,361

Pro forma net income	$30,002	$14,189	$54,465	$24,659

Basic pro forma net income per share	$0.24	$0.12	$0.44	$0.21

Diluted pro forma net income per share	$0.22	$0.11	$0.41	$0.19

Weighted average shares — basic	123,667	118,886	122,502	118,487

Weighted average shares — diluted	136,804	129,634	133,188	131,042

Reconciliation of GAAP net income (loss) to pro forma net income:
GAAP net income (loss)	$9,422	$(9,326)	$13,779	$(40,260)
Amortization of stock-based compensation	1,020	2,192	1,678	4,474
Amortization of acquired intangible assets	19,560	21,323	39,008	42,646
Facilities consolidation charge	—	—	—	17,799

Pro forma net income	$30,002	$14,189	$54,465	$24,659

The above pro forma statements of operations are for informational purposes only and are provided for understanding our operating results. The pro forma statements of operations have not been prepared in accordance with GAAP, should not be considered a substitute for our historical financial information prepared in accordance with GAAP and may be different from pro forma measures used by other companies. The pro forma income has been derived by adjusting the net income (loss) under generally accepted accounting principles for the impact of non cash stock-based compensation charges, charges associated with purchase accounting and charges for facilities consolidation.

Marvell Technology Group Ltd.
Consolidated Balance Sheets
(Unaudited)
(In thousands)

	August 2,	February 1,
	2003	2003

Assets
Current assets:
Cash and cash equivalents	$208,733	$125,316
Short-term investments	135,247	139,912
Accounts receivable, net	102,925	86,175
Inventory, net	60,377	39,712
Prepaid expenses and other current assets	22,226	19,979

Total current assets	529,508	411,094
Property and equipment, net	71,549	69,246
Goodwill and acquired intangible assets	1,613,101	1,570,643
Other noncurrent assets	40,366	49,313

Total assets	$2,254,524	$2,100,296

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$77,924	$47,672
Accrued liabilities	64,268	26,955
Income taxes payable	7,467	2,247
Deferred income	12,373	12,481
Current portion of capital lease obligations	6,850	5,019

Total current liabilities	168,882	94,374
Capital lease obligations	12,491	13,755
Other long-term liabilities	43,596	42,029

Total liabilities	224,969	150,158

Shareholders’ equity:
Common stock	251	243
Additional paid-in capital	2,744,205	2,674,095
Deferred stock-based compensation	(9,313)	(5,899)
Accumulated other comprehensive income	922	1,988
Accumulated deficit	(706,510)	(720,289)

Total shareholders’ equity	2,029,555	1,950,138

Total liabilities and shareholders’ equity	$2,254,524	$2,100,296